Exhibit 10.2

[Unofficial English Translation]

The Underwriting Agreement on Non-Financial Business Debt Financing Tool of Interbank Bond Market

(2013 Version)

All right Reserved: China Association of Interbank Market Dealers 2013

Statement

The copyright of Underwriting Agreement for Interbank Bond Market Non-financial Business Debt Financing Tools (version 2013) (short for Underwriting Agreement) belongs to National Association of Financial Market Institutional Investors (NAFFII). Except for relevant business hereunder or teaching and research purpose, without the copyright owner’s written approval in advance, any one shall not copy, duplicate, translate, or distribute the paper, electronic, or version of other form of Underwriting Agreement.

The parties hereto may supplement or modify relevant terms in Underwriting Agreement (however, the content in Article 21 of Underwriting Agreement shall be not modified) and sign corresponding supplemental agreement according to relevant stipulations of Underwriting Agreement via consensus. Furthermore, the parties hereto shall timely submit underwriting agreement and supplemental agreement (and its modification) to NAFFII.

Underwriting Agreement for Interbank Bond Market Non-financial Business Debt Financing Tools

In order to stipulate the underwriting behaviors of non-financial business debt financing tools, clearly state the issuer and the leader underwriter’s rights and obligations, protect all parties’ legal rights and interests, the parties hereto sign this agreement in accordance with relevant laws such as Contract Law of the People’s Republic of China and Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools as well as relevant self-discipline normative documents of NAFFII on the basis of equity and free will:

Party A/Distributor: Wuhan KINGOLD Co., Ltd

Party B/lead underwriter: Shanghai Pudong Development Bank Co., Ltd

Party C/lead underwriter (if any):

Article 1 Definition

Unless otherwise specified herein, the following words are defined as below:

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1.1 Debt financing tools: The debt financing tools refer to negotiable securities which are issued by non-financial business in interbank bond market and for which the capital shall be repaid with interest within certain time limit in accordance with the rules stated in Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools.

1.2 Issuer: The issuer refers to the issuer/co-issuer issuing debt financing tools hereunder.

1.3 Lead underwriter: The lead underwriter refers to underwriter institution with lead underwriting qualification of debt financing tools which has been entrusted by the issuer herein.

1.4 Lead underwriting party: The lead underwriting party refers to lead underwriter and co-lead underwriter (if any)/ associate lead underwriter (if any).

1.5 Bookkeeping supervisor: The bookkeeping supervisor refers to lead underwriter who is entrusted by the issuer to be responsible for specific operation of bookkeeping.

1.6 Underwriting group: The underwriting group refers to underwriting group of debt financing tools which consists of lead underwriting party and other underwriters in order to issue the debt financing tools of one issue hereunder.

1.7 Underwriting group agreement: It refers to the written agreement signed by and between lead underwriter and other underwriters in terms of jointly underwriting debt financing tools of one issue hereunder in order to specify all parties’ relevant rights, obligations, responsibilities and their work arrangement as well as other content in underwriting activity.

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1.8 NAFFII: It refers to National Association of Financial Market Institutional Investors.

1.9 Registered amount: It refers to the amount of debt financing tools registered in NAFFII hereunder, and such amount is determined in Notice of Accepting Registration of NAFFII.

1.10 Registration validity: It refers to the validity of registered amount of debt financing tools verified in Notice of Accepting Registration of NAFFII.

1.11 Issuance scheme: It refers to descriptive document which is formulated by the issuer and the lead underwriter in accordance with Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools and relevant self-discipline normative documents of NAFFII upon adopting bookkeeping way to issue debt financing tools so as to make specific arrangement on various operations of bookkeeping; moreover, such descriptive document will be disclosed to the market as a part of issuance documents.

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1.12 Issuance notice: It refers to the issuance notice of debt financing tools formulated by the issuer in accordance with Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools and relevant self-discipline normative documents of NAFFII so as to issue the debt financing tools of one issue hereunder.

1.13 Raising specification: It refers to the descriptive document formulated by the issuer in accordance with Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools and relevant self-discipline normative documents of NAFFII so as to issue the debt financing tools of one issue hereunder; moreover, such descriptive document is disclosed in issuance document.

1.14 Book building: It refers to the behavior that the member of underwriting group/investor issue out subscription order after the issuer and lead underwriter determine the interest/price range via negotiation, and then the bookkeeping supervisor records the interest/price and quantity will of debt financing tools subscribed by underwriting group/investor, determines final issuing interest/ price according to stipulated price and placement way and carry out placement.

1.15 Standby underwriting: It refers to a way of underwriting in which the lead underwriter purchases all debt financing tools which are not sold out within underwriting limit according to issuance interest/price on payment date stated on raising specification.

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1.16 Working days: It refers to business days of commercial banks in Beijing to the public.

1.17 Notice day: It refers to the day on which the documents such as issuance scheme, issuance notice, and raising specification are published.

1.18 Issuance day: It refers to the issuance day determined for raising specification.

1.19 Payment day: It refers to the payment day determined for raising specification.

1.20 Chinese laws/laws: It refers to the laws, regulations, and rules effectively implemented in the People’s Republic of China (not including Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region for the sake of this agreement) as well as the normative documents with general binding effect issued by the institutions with legislative, judicial, and administrative management authority or function according to laws.

Article 2 Agreement composition and effective grade

2.1 This agreement consists of following parts:

2.1.1 Underwriting Agreement for Interbank Bond Market Non-financial Business Debt Financing Tools (version 2013) (short for “Underwriting Agreement”);

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2.1.2 Supplemental Agreement to Underwriting Agreement for Interbank Bond Market Non-financial Business Debt Financing Tools (version 2013) (short for “Supplemental Agreement”, if any);

2.2 The abovementioned documents constitute single and complete agreement among parties hereto (short for “this agreement”).

2.3 In case of any inconsistency between Supplemental Agreement (if any) and Underwriting Agreement, the Supplemental Agreement shall prevail.

Article three: appointment on underwriter

3.1 The distributor appoints Party B as the lead underwriter of issuing debt financing tool under this agreement

[Please select to fill in: lead underwriter, co-lead underwriter].

The issuer entrusts Party C (if any) as            [Please select to fill in: co-lead underwriter, associate lead underwriter] of debt financing tools hereunder.

The lead underwriter agrees the appointment of the distributor, assists the distributor to register/arrange, and sell debt financing tool, as well as follow-up management in line with appointment of this agreement.

3.2 The distributor appoints Party B as the bookkeeping manager of issuing debt financing tool under this agreement, and appoints __________ (if there are multiple bookkeeping managers) to be responsible for bookkeeping filing.

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Party B agrees to accept the appointment of the distributor, takes charge of bookkeeping filing of debt financing tool under this agreement, and agrees __________(if there are multiple bookkeeping managers) to be responsible for bookkeeping filing.

3.3 The placement result of book building and the final issuance interest shall be determined by lead underwriter according to the stipulations in Issuance Scheme.

Article Four: issue of debt financing tool

4.1 The distributor’s application for registration amount of Dealers’ association should not exceed RMB/U.S. dollar/please fill in RMB for others [750million] for debt financing tool in line with appointment of this agreement. Moreover, with the registered amount limit confirmed by Notification of Accepting Registration of dealers’ association, the distributor should standardize documents to issue debt financing tool in according with related self-discipline of dealers’ association.

4.2 The issuer shall have right to autonomously determine the amount of debt financing tools that are applied for registration to NAFFII according to laws and relevant self-discipline normative documents of NAFFII.

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4.3 The distributor has the right to consult with lead underwriter to confirm issue of debt financing tool and deadline, amount, interest rate/price range, etc. issue clauses of every period with the registered amount limit confirmed by Notification of Accepting Registration of dealers’ association.

4.4 After this agreement comes into effect, the distributor has the right to decide whether it should submit registration application for debt financing tool to the dealers’ association, as well as whether it should issue debt financing tool actually after obtaining registered notification of dealers’ association.

4.5 The issuer shall have right to require the lead underwriter to timely notify the information related to issuance of debt financing tools that the lead underwriter knows earlier than the issuer due to the fact that the lead underwriter undertakes the obligations hereunder.

4.6 The issuer shall be obliged to pay underwriting fee and other fees on time and in full amount according to rules herein.

4.7 The issuer shall coordinate with lead underwriter to carry out due investigation work for the issuance of debt financing tools.

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4.8 The issuer shall timely submit various kinds of materials related to this agreement to the lead underwriter, including but not limited to approval by supervision department, NAFFII, and other relevant institutions on relevant issuance documents of this issuance, transaction, and circulation as well as their modification or supplement, permission or registration/record notice, notice on suspending issuance of debt financing tools or suspending use of issuance documents, and documents, information, and data about corporate operation, finance, law status and grading, and shall ensure that the abovementioned documents, information, and data provided are true, real, and complete.

4.9 The issuer shall sign Letter of Confirmation on Interest/Price Range in writing form with lead underwriter, and the final issuance interest/price shall be determined according to Article 3.3.

4.10 The distributor should transact trusteeship, circulation, cash and information disclosure, etc. matters in line with regulations of registration hosting organization (□Central Treasury Securities Registration and Settlement Co., Ltd, □Interbank Market Clearing Co., Ltd), as well as China Foreign Exchange Trade System and national interbank funding center, etc. organizations.

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4.11 At any time before the 1st day of transaction and circulation of debt financing tools (including the 1st day of transaction and circulation), if the issuer knows any situation which causes error in the statement, guarantee or promise made herein or makes the statement, guarantee or promise made herein become not real, not accurate or not incomplete, the issuer shall immediately notify the lead underwriter, and adopt necessary measures according to laws and relevant self-discipline normative documents of NAFFII as well as lead underwriter’s reasonable requirements to make remediation or publish such situation.

4.12 The issuer shall sign relevant agreement with relevant registration and trustee agency before notice day, and stipulate the matters related to both parties’ rights and obligations as well as fee in the process of entrusting registration and trustee agency to handle issuance registration, trusteeship, transfer trusteeship, creditor’s right management, and act for principal and interest redeeming business.

Article Five: underwriting of debt financing tool

5.1 Under this agreement, debt financing tool is the oriented tool for the distributor to register in dealers’ association. Moreover, it will be underwritten by lead underwriter (short-term financing bond/medium term note/SME’s collection notes/super short-term financing bond/oriented tool/asset support note/others for_________).

5.2 Except for additional appointments of supplemental agreement, underwriting of debt financing tool under this agreement should adopt the way of underwriting balance.

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In case of existence of Party C, Party B and Party C’s underwriting limit proportion shall be     . Either lead underwriter shall not undertake joint liability for the other party’s underwriting limit, and each lead underwriter’s breach against its underwriting obligation shall not constitute the breath against other lead underwriter’s obligation.

5.3 The lead underwriter shall carry out due investigation on debt financing tools hereunder according to relevant requirements, and have right to require the issuer to provide various kinds of materials required in issuance, including but not limited to documents, information, and data about corporate operation, finance, law status and grading.

5.4 The lead underwriter shall transfer and pay the raised fund to the issuer on time and in full amount according to rules stated herein.

5.5 The lead underwriter shall have the obligation to organize professional personnel with rich experience to engage in issuance and underwriting work of debt financing tools hereunder.

5.6 The lead underwriter shall have the obligation to provide the issuer with issuance suggestions or scheme of debt financing tools if the issuer has relevant requirements.

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5.7 The lead underwriter shall have the obligation to provide consulting suggestions to documents related to issuance of debt financing tools issued by the issuer; however, in terms of accounting, law, grading and other matters, the issuer shall depend on professional suggestions made by relevant intermediary organs and independently make decisions and judgment.

5.8 The lead underwriter shall be responsible for organize underwriting group, and carry out the underwriting work of debt financing tools hereunder.

5.9 The lead underwriter shall be responsible for organization and coordination among members of underwriting group, and assist the issuer to jointly coordinate with the works of intermediary organs related to accounting, law, and grading.

Article Six: funding-raising payment

6.1 Unless there are additional appointments in supplemental agreement, fund-raising will adopt the following way in article 6.1.1 to pay:

6.1.1 In the day of payment, bookkeeping managers will classify balance into the distributor’s specified account, after deducting underwriting fee of debt financing tool;

6.1.2 On payment date, the bookkeeping supervisor shall transfer all raised funds of debt financing tools into the account appointed by the issuer.

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6.2 If the lead underwriter undertakes balance underwriting responsibility due to breach or insufficient subscription by other members of underwriting groups, the lead underwriter who doesn’t serve as bookkeeping supervisor shall transfer the corresponding raised funds into the account appointed by the bookkeeping supervisor not later than 14:00 on payment date.

6.3 The issuer and lead underwriter hereby confirm that the lead underwriter’s underwriting obligations and responsibilities are terminated after the bookkeeping supervisor transfers raised fund to the issuer in full amount according to stipulations in Article 6 and the issuer actually receives such raised fund; however, the lead underwriter’s other obligations and responsibilities hereunder are not terminated.

6.4 The bookkeeping supervisor shall perform money transfer obligation for the issuer under the condition that the precondition in Article 12 is continuously satisfied before payment.

Article Seven: fee and payment

7.1 Based on the underwriting service provided by the certain debt financing tool (distributor) under this agreement of lead underwriter, after issuing successfully, the distributor should pay underwriting fee for lead underwriter stipulated amount and payment of this agreement.

The calculation mode of underwriting fee is shown as below:

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Underwriting fee = Total face value of current debt financing tools issued x issuance term x annual underwriting rate

The annual underwriting rate of debt financing tools hereunder is (please check the item):

□Short-term financing bond:      %;

□Medium-term note:         %;

□Middle and small-sized enterprise collection note:         %;

□Super-short-term financing bond:        %;

√Directional tool: 0.4%;

□Asset-backed note:        %;

□Others:      ,     %

7.2 The underwriting fee include all underwriting fees paid to lead underwriter, and it is divided into lead underwriting fee and sales commission; the way and proportion of sales commission shall be additionally stipulated by lead underwriter and other members of underwriting group.

7.3 Unless otherwise specified in supplemental agreement, the abovementioned underwriting fee shall be paid via following 7.3.1.1 way:

7.3.1 One-off payment:

7.3.1.1 The bookkeeping supervisor deducts the fee from raised funds on payment date;

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7.3.1.2 The issuer additionally makes one-off payment to bookkeeping supervisor within working days after the payment date.

7.3.2 Payment on an annual basis:

7.3.2.1 The bookkeeping supervisor deducts the underwriting fee (including sales commission) of the 1st year from raised funds on payment date, and the remaining underwriting fee will be paid within        working days after corresponding date (except for due date of repaying capital with interest) by the issuer in duration of current debt financing tools on an annual basis at average, and the underwriting fee of the 1st year is      % of total underwriting fee;

7.3.2.2 The issuer pays the underwriting fee of the 1st year to bookkeeping supervisor within working days after payment date, and the remaining underwriting fee will be paid within working days after corresponding date (except for due date of repaying capital with interest) by the issuer in duration of current debt financing tools on an annual basis at average, and the underwriting fee of the 1st year is      % of total underwriting fee;

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7.3.3 Unless otherwise specified in supplemental agreement, in case of existence of Party C, the distribution proportion of lead underwriting fee between Party B and Party C shall be same as the distribution proportion of underwriting limit stipulated in Article 5.2 herein, and the bookkeeping supervisor shall collect full-amount underwriting fee receivable from the issuer. Within  working days after the bookkeeping supervisor receives the underwriting fee receivable, the bookkeeping supervisor shall pay current underwriting fee receivable in full amount to the lead underwriter who doesn’t serve as bookkeeping supervisor.

7.4 The fees incurred from accounting, law, and grading required in issuance of debt financing tools as well as trusteeship, redeeming, and other intermediary organs related to debt financing tools, and other fees incurred due to issuance of debt financing tools shall be borne by the issuer who shall directly pay the fees to corresponding institutions.

7.5 Within period of validity after the debt financing tools hereunder obtain NAFFII registration, if the issuer gives up issuing all lines of debt financing tools registered at this time or makes no issuing within 2-year validity of registration, the issuer shall only pay issuance consulting fee to the lead underwriter. Unless otherwise specified in supplemental agreement, the issuance consulting fee shall be      % of registration limit of debt financing tools, and the issuer shall pay such fee to the lead underwriter within 5 working days after it gives up all lines or within 5 working days after end of validity of registration. In case of existence of Party C, unless otherwise specified in supplemental agreement, the distribution proportion of abovementioned issuance consulting fee between Party C and Party B shall be same as the distribution proportion of underwriting limit stipulated in Article 5.2 herein.

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7.6 The accounts appointed by parties hereto are shown as below:

Party A: Wuhan Kingold Jewelry Co., Ltd.

Account name: Wuhan Kingold Jewelry Co., Ltd.

Opening bank: Shanghai Pudong Development Bank Wuhang Branch

Account No.: [Omitted]

People’s Bank of China payment system No.: [Omitted]

Party B: Shanghai Pudong Development Bank

Account name: Shanghai Pudong Development Bank

Opening bank: Shanghai Pudong Development Bank

Account No.: [Omitted]

People’s Bank of China payment system No.: [Omitted] (has participated in payment system)

Party C (if any)

Account name:

Opening bank:

Account No.:

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People’s Bank of China payment system No.:

Article Eight information disclosure

8.1 The distributor should conduct public information disclosure in line with laws and regulations of Management Method of Non-Financial Business Debt Financing Tool in Interbank Bond Market and related self-discipline normative document of dealers’ association. When lead underwriter assists it to make related information disclosure documents, the distributor should ensure that related documents, materials, data for the lead underwriter are real, accurate and integrated.

8.2 The lead underwriter shall have obligation to assist the issuer to disclose issuance documents, and supervise and urge the issuer to perform the obligation of continuous information disclosure. If the information is not timely disclosed according to rules due to the issuer’s reason, the issuer shall bear corresponding responsibility.

Article Nine: payment of interest and principal cash

9.1 After debt financing tool circulates in related trading market, payment of principal and interest of debt financing tool will be conducted through related registration hosting organization.

Article Twelve: Prerequisite

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9.2 The issuer shall timely transfer the relevant capital or interest into the account appointed by the relevant registration and trustee agency in full amount according to relevant agreement signed by and between the issuer and registration and trustee agency as well as relevant rules of relevant transaction places.

9.3 The lead underwriter shall have obligation to inform the issuer to transfer interest and capital of debt financing tools on time and in full amount and perform other obligations, and the lead underwriter shall have no obligation to pay for the issuer on any matter of repaying capital with interest.

Article 10 Follow-up management of debt financing tools

10.1 Within the duration of debt financing tools, the lead underwriter shall continuously carry out tracing, monitoring, investigation, and other follow-up management work on the issuer according to rules stated in laws and relevant self-discipline normative documents of NAFFII so as to timely control the issuer’s risk status and debt-paying ability, and continuously supervise the issuer to perform the obligations of information disclosure and repaying capital with interest, etc. The issuer shall actively coordinate with the lead underwriter on follow-up management work.

10.2 Unless otherwise specified in supplemental agreement, the bookkeeping supervisor shall be responsible for taking the lead to carry out follow-up management work.

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Article 11 Statement, guarantee, and promise

11.1 The parties hereto are business entities which are established according to Chinese laws, validly exists, and keeps normal operation.

11.2 The parties hereto guarantee to follow the laws such as Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools as well as relevant self-discipline normative documents of NAFFII to carry out registration issuance work.

11.3 The parties hereto have handled all necessary procedures according to applicable laws and relevant self-discipline normative documents of NAFFII and have obtained all necessary registration and approval; furthermore, the parties hereto have necessary rights under those laws and relevant self-discipline normative documents of NAFFII for convenience of signing this agreement and performing various obligations hereunder.

11.4 The parties hereto have adopted all necessary internal behaviors so that they are authorized to sign and perform this agreement; the representatives who sign their signature on this agreement are officially authorized to sign this agreement which have binding force on parties hereto.

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11.5 The matter that the parties hereto sign this agreement and perform their obligation hereunder will not violate any law and relevant self-discipline normative documents of NAFFII, articles of association or internal rules, and any contract or document with binding force on parties.

11.6 The parties hereto shall have no on-going or potential litigation, arbitration, government investigation, other legal or administrative procedures which may seriously influence their ability to sign or perform this agreement.

11.7 The lead underwriter shall guarantee not to engage in behaviors violating relevant self-discipline normative documents of NAFFII such as Code of Conduct for Underwriting Personnel in Interbank Bond Market Non-financial Business Debt Financing Tools, including but not limited to making promise on range of interest rate, level of interest rate, issuance scale, registration time and other uncertain matters; the issuer shall guarantee that it will not require the lead underwriter to engage in those behaviors.

11.8 The parties hereto hereby guarantee that the execution of this agreement will be not affected due to any creditor’s right or debt relationship between the parties hereto and other signing parties or other third party.

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12.1 Lead underwriter assumes the obligation of selling debt financing tool. The following conditions have already been satisfied as the prerequisites before the issue day:

12.1.1 The issue of debt financing tool under this agreement conforms to laws and regulations of Management Method of Non-Financial Business Debt Financing Tool in Interbank Bond Market and related self-discipline normative document of dealers’ association, and has already obtained the approval, permission or registration/record of the supervision and dealers’ association, etc., related organizations;

12.1.2 The distributor announces information publicly related to debt financing tool under this agreement in accordance with laws and regulations of Information Disclosure Rules of Non-Financial Business Debt Financing Tool in Interbank Bond Market in time, accurately and completely;

12.1.3 The distributor and lead underwriter have already signed Confirmation Letter of Interest Rate/Price Range in written form on issuing scale, deadline, interest rate/price range of debt financing tool.

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After the issuer and lead underwriter sign Letter of Confirmation on Interest Range and before the book building starts, if there is exact evidence which shows that there exists serious deviation between bookkeeping range and market and the issuer and the lead underwriter make consensus according to relevant self-discipline normative documents of NAFFII and determine to delay the issuance or adjust interest range, the issuer and the lead underwriter will make consensus in terms of issuance scale, term, interest/price range of debt financing tools and sign Letter of Confirmation on Interest Range in written form.

12.1.4 The distributor doesn’t violate any material obligation, any statement, guarantee and commitment of this agreement and issued document; The situations such as major adverse events, breach events, and force majeure stipulated in Article 13, 14, and 15 herein don’t happen.

12.1.5 The distributor and related registration hosting organization sign the agreement of related registration, trusteeship and cash.

12.1.6 The distributor engages accounting firm, law office and credit rating organization, etc., intermediaries to propose professional advice, which is legal and valid and doesn’t occur any important harmful change;

12.1.7 Agreement of credit improvement or related documents (if so) are legal and valid continuously. Moreover, credit improvement scheme doesn’t occur any important harmful change.

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12.1.8 Other conditions (if any) stipulated in Supplemental Agreement by parties hereto.

12.2 Before the above prerequisite conditions are fully satisfied, any decision made by the lead underwriter and any action adopted by lead underwriter shall be not deemed as the situation that the lead underwriter undertakes the obligation of selling debt financing tools hereunder.

12.3 The lead underwriter shall have right to give up above one ore more prerequisite conditions to be applicable to current debt financing tools; if many parties serve as lead underwriter, the above behavior of giving up prerequisite condition shall be made via consensus by lead underwriters.

Article 13 Major adverse events

13.1 In case of policy adjustment which may cause major influence on issuance of current debt financing tools before starting of book building, the issuer and lead underwriter may temporarily postpone the issuance of debt financing tools or adjust bookkeeping interest range via consensus.

13.2 If the following situations happen in lead underwriter and the substantial adverse influence may be caused to smoothly underwrite debt financing tools, the lead underwriter shall notice the issuer immediately. The issuer shall have right to temporarily suspend or stop issuance, and adopt measures according to rules stated in laws and relevant self-discipline normative documents of NAFFII as well as issuance documents of debt financing tools:

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13.2.1 Great changes happen in lead underwriter’s operation state;

13.2.2 Changes happen in lead underwriter’s underwriting qualification;

13.2.3 The breach that the lead underwriter fails to pay off due debt happens;

13.2.4 The lead underwriter makes decisions of reducing capital, merger, separation, dissolution and applying for bankruptcy;

13.2.5 The lead underwriter is involved in major litigation, arbitration or suffers major administrative penalty;

13.2.6 The directors, supervisors, and senior management personnel on lead underwriting party are involved in major civil or criminal action, or have accepted the investigation of relevant department due to major economic events;

13.2.7 Other situations which may cause major adverse influence on lead underwriter’s smoothly underwriting debt financing tools.

13.3 If the following situations happen in the issuer and the substantial adverse influence may be caused on issuance or repaying debt financing tools, the issuer shall immediately notify the lead underwriter. The lead underwriter shall have right to temporarily postpone or stop issuance matter, and adopt measures according to rules stated in laws and relevant self-discipline normative documents of NAFFII as well as issuance documents of debt financing tools:

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13.3.1 Great changes happen in issuer’s name, operation policy, and operation scope;

13.3.2 Great changes happen in issuer’s external condition of production and operation;

13.3.3 The issuer is involved in major contract which may cause major influence on its assets, debt, rights and interests, and operation result;

13.3.4 The situations such as pledge of assets, mortgage, sales, transfer, alteration or abandonment which may influence the issuer’s debt-paying ability happen;

13.3.5 The breach situation that the issuer fails to pay off due major debt happens in the issuer;

13.3.6 The large-amount compensation responsibility happens in the issuer or the issuer’s normal production and operation are affected due to compensation responsibility, and such influence is hard to be eliminated;

13.3.7 The major loss which is more than 10% of net assets happens in the issuer;

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13.3.8 The issuer discharges other’s debt at a time which exceeds certain amount, and such behavior may influence the issuer’s debt-paying ability;

13.3.9 The change happens in more than 1/3 directors, more than 2/3 supervisors, chairman or general manager on the issuer; the chairman or general manager fails to perform responsibility;

13.3.10 The issuer makes the decisions of reducing capital, merger, separation, dissolution and applying for bankruptcy, or enters into bankruptcy procedure according to law, is ordered to close down;

13.3.11 The issuer is involved in market rumor for which it shall make some explanation;

13.3.12 The issuer is involved in major litigation and arbitration matters;

13.3.13 The issuer is investigated by organ of power due to being suspected of being involved in violating laws and rules, or suffers criminal penalty and major administrative penalty; the directors, supervisors, and senior management personnel at the issuer are suspected of being involved in violating laws and disciplines, and they are investigated by organ of power or the coercive measures are adopted for them;

13.3.14 The situations such as seizure, attachment or freezing of assets which may influence the issuer’s debt-paying ability; the issuer’s main or all business enter into a standstill, which may affect the issuer’s debt-paying ability;

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13.3.15 The issuer provides major external guarantee.

13.3.16 Other matters which cause major influence on investors’ investment decisions.

Article Fourteen: event of default and responsibility for breach of contract

14.1 Issuer’s events of default and responsibilities for breach of contract:

14.1.1 If the distributor can’t pay account payable for lead underwriter in line with the appointment of this agreement, the distributor should pay payment of liquidated damage for lead underwriter on non-payment item; Liquidated damages should start from the day of default and count in five over ten thousand per day of non-payment item, until the day of paying off actually.

14.1.2 If the issuer violates the rules stated in laws such as Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools and relevant self-discipline normative documents of NAFFII, including but not limited to the obligation of information disclosure, the issuer shall compensate the actual loss caused to the lead underwriter.

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14.1.3 If the issuer violates its statement, guarantee, and promise made herein, or fails to perform other obligations except for the obligations involved in above Article 14.1.1 and 14.1.2, which results in the situation that the lead underwriter suffers loss, the issuer shall compensate the lead underwriter’s actual loss.

14.1.4 If the issuer has events of default mentioned in above Article 14.1.1, 14.1.2 or 14.1.3, the lead underwriter shall have right to temporarily postpone performing or terminating partial or all underwriting obligations for debt financing tools whose issuance is not completed hereunder.

14.2 Event of default and responsibility for breach of contract of lead underwriter:

14.2.1 If lead underwriter can’t pay fund-raising for the distributor in line with the appointment of this agreement, lead underwriter should pay late fees for the distributor on non-payment item; Late fees should start from the day of default and count in five over ten thousand per day of non-payment item, until the day of paying off actually.

14.2.2 If the lead underwriter violates the rules stated in laws such as Management Method for Interbank Bond Market Non-financial Business Debt Financing Tools and relevant self-discipline normative documents of NAFFII, the lead underwriter shall compensate the actual loss caused to the issuer.

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14.2.3 If the lead underwriter violates its statement, guarantee, and promise made herein, or fails to perform other obligations except for the obligations involved in above Article 14.2.1 and 14.2.2, which results in the situation that the issuer suffers loss, the lead underwriter shall compensate the issuer’s actual loss.

14.2.4 If the lead underwriter has events of default mentioned in above Article 14.2.1, 14.2.2 or 14.2.3, the issuer shall have right to terminate the appointment on lead underwriter in terms of debt financing tools whose issuance is not completed hereunder.

14.2.5 Each lead underwriter’s obligations hereunder are independent, and either lead underwriter will not bear any joint liability for any actual loss caused by other lead underwriter’s breach, actions, or suggestions.

Article 15 Force majeure

15.1 The force majeure mentioned herein refers to objective events which the parties hereto can’t predict, avoid or overcome, and which cause substantial adverse influence on the parties hereto performing this agreement, including but not limited to natural disasters, war, great changes in Chinese laws, and other events.

15.2 The occurrence of above force majeure situations doesn’t certainly constitutes exemptions hereunder. In case of force majeure after the parties delay to perform the obligations stipulated hereunder, the liabilities can’t be exempted.

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15.3 Either party which announces occurrence of force majeure shall immediately notify other parties involved herein in writing, and provide the sufficient evidence which proves occurrence and continuing of force majeure event within 15 days after notification.

15.4 Either party which suffers the influence of force majeure event may temporarily postpone performing the obligations hereunder until the influence is eliminated; however, such party shall timely adopt measures to avoid continuous expansion of loss caused by this influence; otherwise such party shall undertake corresponding compensation responsibility for other parties involved herein on expanded loss.

15.5 If the influence of force majeure event continues for more than 60 days and no agreement is reached by both parties via consensus in terms of solution, either party shall have right to send a written notice (“Notice of Termination”) to the other party so as to terminate the application of this agreement to issuance of current debt financing tools affected by force majeure.

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Article 16 Confidentiality

16.1 While either party obtains other party’s data about relevant business, financial status, and other non-public data (including written data and non-written data, hereinafter referred to as “confidential data”) due to issuance and underwriting work, unless otherwise specified in relevant agreement, such party which receives above confidential data shall be confidential to the data and shall not disclose above confidential data to any one or institution except for such party’s staff who need to know above confidential data due to their work duty.

16.2 The rule in above Article 16.1 is not applicable to following confidential data:

16.2.1 The data for which there is written record which can prove that such data has been known by receiving party before issuance and underwriting work.

16.2.2 The data which has been disclosed not due to the reason that the receiving party violates this agreement.

16.2.3 The data obtained by receiving party from a third party who bears no confidential obligation to confidential data.

16.3 Either party shall ensure that the party itself, directors, supervisors, and senior management personnel related to issuance of debt financing tools, and other staff related to issuance of debt financing tools shall also abide by confidential obligation mentioned in this Article.

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16.4 The receiving party shall have right to disclose confidential data to its related party, member of underwriting group, intermediary organ, and each party’s staff and consultant for the purpose of issuance of debt financing tools; however, under such condition, the receiving party shall be only able to disclose the data to people or institutions with demand of reasonable business, and require the above parties to abide by this confidential term.

16.5 Either party shall have right to disclose the data to relevant government department or relevant institutions according to laws and relevant self-discipline normative documents of NAFFII as well as requirements of organ of power. However, under the condition of not violating laws, rules, and relevant self-discipline normative documents of NAFFII, the party which is required to make above disclosure shall notify this requirement to other parties before above disclosure.

16.6 The rules in this Article shall not hinder either party to make disclosure according to laws and relevant self-discipline normative documents of NAFFII based on its honest judgment.

16.7 This rule is not applicable to the disclosure made under the condition that the parties hereto make written approval in advance.

Article 17 Transfer

17.1 Without the written consent of all parties in advance, any party of this agreement should not transfer its rights or obligations in this agreement.

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Article 18 No waiver

18.1 Not executing, delaying to execute, or partially executing any right hereunder shall be not deemed as waiving the right.

Article 19 Way of notification and its effectiveness

19.1 Unless otherwise specified herein, any notice made by either party to the other party shall be made in written form and in Chinese and be sent to relevant address listed herein via personal delivery or express delivery, registered post, fax, and electronic information system, etc.

19.1.1 In case of personal delivery or express delivery, the delivery will take effect on signing date of delivering receipt; however, if the receiving party, receiving party’s agent or the person who executes the privilege of bankruptcy administrator to the receiving party refuse to sign for the delivering receipt, the sending party may adopt notarial delivery, or make effective notification according to notice delivery or retention delivery stipulated by parties in supplemental agreement, and the notice which takes effect via notarial delivery, notice delivery or retention delivery shall be deemed as having same effect as the notice which takes effect according to original delivery way in terms of all aspects.

19.1.2 In case of delivery via registered post, the delivery will take effect on signing date.

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19.1.3 In case of delivery via fax, the delivery will take effect after the receiving party confirms that it has received fax with clear writing.

19.1.4 In case of delivery via electronic information system, the delivery will take effect on the day when the notice enters into the system which the receiving party appoints to receive electronic information.

19.1.5 In case of other forms, the delivery will take effect on the time additionally stipulated by parties hereto.

19.2 If the above date is not working day or the notice is delivered, received, or enters into relevant system after end of business hour of one working day, such notice shall be deemed as taking effect in next working day after such day.

19.3 If the change happens in either party’s above mailing address or contact information, such party shall immediately notify the other party according to the method stipulated herein. The mailing address or contact information after change shall take effect after the other party receives the notice of change.

19.4 The contact information of parties hereto is shown as below:

Party A: Wuhan Kingold Jewelry Co., Ltd.

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Mailing address: No.15, Huangpu Technology Park, Jiang’an District, Wuhan City

Contact person: Hu Qiao

Telephone number: 027-65694977

Fax: 027-65694977

Postal code: 430023

E-mail:445747508@qq.com

Party B: Shanghai Pudong Development Bank

Mailing address: 15F, Dongyin Building, No.689, East Beijing Road, Shanghai City

Contact person: Zhang Wei

Telephone number: 021-61616488

Fax: 021-63604215

Postal code: 200001

E-mail:zhangw16@spdb.com.cn

Party C (if any)

Mailing address:

Contact person:

Telephone number:

Fax:

Postal code:

E-mail:

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Article Twenty: Signature and come into effect of this agreement

20.1 This agreement will come into effect, after legal representative or authorized signatory of all parties sign and seal or special seal for contractual uses. All parties of this agreement can sign supplement agreement as needed. Before this, all parties should regard this agreement as the standard, if any commitment, understanding, arrangement or appointment is inconsistent with this agreement in the aspect of issuing debt financing tool.

20.2 The parties hereto shall consciously abide by this agreement after they sign Underwriting Agreement and Supplemental Agreement.

20.3 The lead underwriter shall timely submit Underwriting Agreement and Supplemental Agreement (and its modification) to NAFFII for future reference according to requirements of laws and relevant self-discipline normative documents of NAFFII.

Article 21 Modification of agreement

21.1 Under the condition of not violating Chinese laws, the parties hereto may carry out special stipulations for relevant terms of underwriting agreement or carry out supplementary stipulations for matters not mentioned in underwriting agreement in supplemental agreement, but they shall not modify or exclude following content mentioned in underwriting agreement:

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21.1.1 Definition of “Chinese laws/laws” in Article 1.19;

21.1.2 Article 2 “Agreement composition and effective grade”;

21.1.3 Article 11 “Statement, guarantee, and promise”;

21.1.4 Article 20 “Signing of agreement and effectiveness”;

21.1.5 Article 21; and

21.1.6 Article 23.1, 23.4, and 23.5.

Article 22 Rescission and termination of agreement

22.1 Unless otherwise specified herein, either party shall not unilaterally terminate this agreement after this agreement takes effect.

22.2 If it fails to realize the purpose of this agreement due to major adverse events, events of default, and force majeure listed in Article 13, 14, and 15 herein on the issuer, the lead underwriter shall have right to send a written notice to the issuer to terminate this agreement.

22.3 If it fails to realize the purpose of this agreement due to major adverse events, events of default, and force majeure listed in Article 13, 14, and 15 herein on the lead underwriter, the issuer shall have right to send a written notice to the lead underwriter to terminate this agreement.

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22.4 While this agreement is terminated due to rescission, all or partial rights and obligations of the parties hereto will be immediately terminated; however, such termination will neither affect any right formed nor affect the responsibilities which the parties hereto shall bear due to statement, guarantee, and promise they have made, including but not limited to follow-up obligation for the issued debt financing tools and payment obligation for relevant fee.

22.5 Unless otherwise specified herein, this agreement will terminate since all debt financing tools issued in different period hereunder are redeemed.

Article Twenty-three: Law application and dispute resolution

23.1 This agreement applies to Chinese law and is explained in line with Chinese law.

23.2 The parties hereto may solve any dispute or claim occurred herein or related hereto through negotiation.

23.3 If the parties hereto make no agreement or no agreement is reached via negotiation, the parties hereto shall agree to submit the dispute or claim to China International Economic and Trade Arbitration Commission (CIETAC) which will solve the dispute or claim via arbitration in Beijing according to Arbitration Rules of China International Economic and Trade Arbitration Commission. The arbitration court consists of 3 arbitrators, and the arbitration award is final and it has binding force on parties hereto.

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23.4 If the parties hereto additionally stipulate to solve the dispute via other arbitration institution, such arbitration institution shall be the arbitration institution legally registered or established in the People’s Republic of China (not including Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region for the sake of this agreement), and the place of arbitration shall be also in the People’s Republic of China (not including Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region for the sake of this agreement).

23.5 If the parties hereto additionally stipulate to not adopt arbitration, but adopt litigation to solve the dispute, either party may file a lawsuit to people’s court.

23.6 The arbitration or litigation made for any contentious clause hereof shall not influence the effectiveness and continuous performance of other clauses hereof.

Article 24 Supplementary articles

24.1 Unless otherwise specified:

24.1.1 If this agreement is mentioned, the modification or supplementary documents to this agreement shall be also included;

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24.1.2 The articles, clauses and annexes mentioned shall be articles, clauses and annexes hereto;

24.1.3 The name, table of contents of this agreement and titles listed in this agreement are only for convenience of reference, and they don’t influence the structure of this agreement and they are not used to explain any content of this agreement.

24.2 The original of this agreement is made in sextuplicate, one is submitted to NAFFII for future reference, and other copies are held by signing parties. Each copy has same legal effect.

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(This page is signing page of Wuhan Kingold Co., Ltd. for Underwriting Agreement for Interbank Bond Market Non-financial Business Debt Financing Tools)

Party A/Issuer: (common seal)

Affixed with the seal of Wuhan Kingold Co., Ltd.

Legal representative or authorized representative (signature):

Signing time: August 12, 2014

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(This page is signing page of Shanghai Pudong Development Bank for Underwriting Agreement for Interbank Bond Market Non-financial Business Debt Financing Tools)

Party B/Lead underwriter: Shanghai Pudong Development Bank (common seal)

Affixed with the seal special for bond underwriting business of Shanghai Pudong Development Bank

Legal representative or authorized representative (signature):

Signing time: August 12, 2014

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